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                                                                     EXHIBIT 5.1

                    [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]

                                  June 9, 1998

United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

Ladies and Gentlemen:


          We have acted as counsel to United Stationers Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (No. 333-52223) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering (the "Offering") of up to 2,673,641 shares of the common stock, $0.10 par value (the "Common Stock"), of the Company, of which up to 2,098,735 shares will be issued and sold by the Company (the "Company Shares") and up to 574,906 shares will be sold by certain stockholders (the "Selling Stockholders") of the Company (the "Secondary Shares"). Of the Secondary Shares that may be sold by the
Selling Stockholders,         shares are issued and outstanding as of the date
hereof (the "Outstanding Shares"), and up to          shares will be issued by
the Company upon the exercise of certain options to purchase Common Stock ("Options") in connection with the Offering (the "Option Shares").


          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended (the "Charter"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.


          2. The Company shares have been duly authorized and, when issued and delivered to the underwriters (the "Underwriters") against payment therefor in accordance with the terms of the Underwriting Agreement among the Company, United Stationers Supply Co., the Selling Stockholders, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated and Cleary Gull Reiland & McDevitt Inc., as representatives for the Underwriters, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's Charter.


          3. The Outstanding Shares are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights pursuant to law or in the Company's Charter.
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          4.  The Option Shares, when issued by the Company upon the exercise of the Options and receipt by the Company of the exercise price therefor in accordance with their respective terms, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's Charter.

          The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

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                                     Very truly yours,

                                     /s/ WEIL, GOTSHAL & MANGES LLP
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